FIRST AMENDMENT TO AMENDED AND RESTATED
	REVOLVING CREDIT AND LETTER OF CREDIT AGREEMENT



	This Amendment, dated as of June 30, 1998, is entered into by (1) FRONTIER OIL AND REFINING COMPANY, a Delaware corporation
(the "Borrower"), (2) the banks parties to this Amendment (the
"Banks") and (3) UNION BANK OF CALIFORNIA, N.A., a national banking association, as agent (the "Agent") for the Banks.


	Recitals

	A.	The Borrower, the Banks and the Agent have entered
into an Amended and Restated Revolving Credit and Letter of Credit Agreement dated as of June 30, 1997 (the "Credit
Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference.

	B.	The Borrower, the Banks and the Agent wish to amend
the Credit Agreement to, among other things, extend the Commitment Termination Date. Accordingly, the Borrower, the
Banks and the Agent hereby agree as set forth below.


	Section 1. Amendments to Credit Agreement. Effective as of the date first set forth above and subject to satisfaction of the conditions precedent set forth in Section 2, the Credit
Agreement is hereby amended as set forth below.

		(a)	The definition of "Borrowing Base" in Section
1.1 of the Credit Agreement is amended by adding the word "and" after the semicolon in clause (d), deleting clauses (e) and (f) and adding the following new clause (e):

		"(e) seventy percent (70%) of Eligible Invento-ry (provided, however, that the aggregate amount of Eligible Inventory, before making the calculation described in this clause (e) for the purpose of determining the aggregate amount of Eligible
Inventory to be included in the Borrowing Base
Certificate, shall not exceed thirty-five million dollars ($35,000,000))."

		(b)	The definitions of "Commitment Termination
Date," "Interest Period" and "Type" in Section 1.1 of the Credit
Agreement are amended in full to read as follows:

		"'Commitment Termination Date' means June 30,
2000; provided, however, that, upon (a) written request by the Borrower not later than May 31, 1999 and (b) notice of such extension by the Agent to the Borrower not later than June 30, 1999, the Commitment
Termination Date may be extended by the Agent and the Banks, in their sole and absolute discretion, for up to an additional year; and further provided, however, that the Agent's failure to notify the Borrower of any such extension by the applicable date referred to above shall constitute a denial of such extension."

		"'Interest Period' means, with respect to each LIBOR Loan or Base Rate Loan making up part of the same Borrowing, the period commencing on the date of such Loan or the date of the Conversion of any Loan into such a Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest
Period for LIBOR Loans shall be any number of days between 7 days and one (1) month, or two (2), three (3) or six (6) whole months, as the Borrower may select upon notice received by the Agent not later than 11:00 a.m., Los Angeles time, on the third
Business Day before the first day of such Interest
Period, and the duration of each Interest Period for Base Rate Loans shall be any number of days between 1 day and 7 days, as the Borrower may select upon notice received by the Agent not later than 1:30 p.m., Los Angeles time, on the Business Day immediately preceding the first day of such Interest
Period; provided, however, that

			(a)	Interest Periods commencing on the
same date for Loans making up part of the same
Borrowing shall be of the same duration;

			(b)	whenever the last day of an Interest
Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding
Business Day, unless, if such Interest Period relates to LIBOR Loans, such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day;

			(c)	no more than five (5) different
Interest Periods shall be outstanding at any one time; and

			(d)  no Interest Period shall end after the
Commitment Termination Date."

		"'Type' refers to the distinction among LIBOR
Loans, Reference Rate Loans and Base Rate Loans."

		(c)	Section 1.1 of the Credit Agreement is amended
by deleting the definitions of the terms "FOC," "FOC Guaranty,"
"Wainoco," "Wainoco Demand Note" and "Wainoco Note Offering" and adding the following new definitions in appropriate alphabetical order:

		"'Base Rate' means, for any Interest Period for each Base Rate Loan that is part of the same
Borrowing, the rate of interest per annum equal to the sum of (a) the Term Federal Funds Rate for such Interest Period plus (b) 0.5% per annum."

		"'Base Rate Loan' means, at any time, any Loan that bears interest as provided in Section 2.6(a)
(iii)."

		"'FOC' means Frontier Oil Corporation, a Wyoming corporation formerly known as 'Wainoco Oil Corpora-tion.'"

		"'FOC Demand Note' means the Demand Promissory
Note executed by FOC in favor of the Borrower substantially in the form of Exhibit A to the Note
Pledge Agreement."

		"'FOC Note Offering' means the offering by FOC pursuant to the Prospectus of one hundred million dollars ($100,000,000) in principal amount of its Senior Notes Due 2002."

	 	"'FRMI' means Frontier Refining & Marketing,
Inc., a Delaware corporation that is wholly owned by FHI and was formerly known as 'Frontier Oil
Corporation.'"

		"'FRMI Guaranty' means the Amended and Restated
Guaranty executed by FRMI in favor of the Banks and the Agent substantially in the form of Exhibit A."

		"'Term Federal Funds Rate' means, for any
Interest Period for each Base Rate Loan that is part of the same Borrowing, the rate per annum at which Union Bank is offered federal funds in the term federal funds market as of 10:00 a.m., Los Angeles time, on the first day of such Interest Period, in an amount comparable to the amount of Union Bank's Base
Rate Loan for such Interest Period and for a term coinciding with such Interest Period."

		(d)	The Credit Agreement is amended by deleting the
terms "FOC," "FOC Guaranty," "Wainoco," "Wainoco Demand Note" and "Wainoco Note Offering" wherever they appear in the Credit
Agreement (other than in the definitions set forth in Section
1(c) of this Amendment) and substituting the terms "FRMI," "FRMI
Guaranty," "FOC," "FOC Demand Note" and "FOC Note Offering," respectively, as appropriate in each instance.

		(e)	Section 2.4(a) of the Credit Agreement is
amended in full to read as follows:

		"(a) Each Borrowing shall be made on notice, given (i) with respect to any Borrowing consisting of Reference Rate Loans or Base Rate Loans, not later than 1:30 p.m., Los Angeles time, on the Business Day before the date of the proposed Borrowing and
(ii) with respect to any Borrowing consisting of LIBOR Loans, not later than 11:00 a.m., Los Angeles time, on the third Business Day before the date of the proposed Borrowing, each such notice to be given by the Borrower to the Agent, which shall give each Bank prompt notice thereof by telecopier. Each such notice of a Borrowing (a 'Notice of Borrowing') shall be in writing, or by telephone confirmed promptly in writing, by an Authorized Officer, specifying (i) the requested date of such Borrowing (which shall be a Business Day), (ii) the requested Type of Loans making up such Borrowing, (iii) the requested aggregate amount of such Borrowing, (iv) in the case of a Borrowing consisting of LIBOR Loans or Base Rate
Loans, the requested initial Interest Period for such Loans and (v) the fact that the statements set forth in Section 4.2(b) are true as of the date of such Borrowing. Each Bank shall, before 11:00 a.m., Los
Angeles time, on the day of such Borrowing, make available to the Agent at its address referred to in
Section 9.2, in immediately available funds, such Bank's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 4, the Agent will make such funds available to the Borrower by crediting the Borrower's concentration account number 0880412175 at the Agent's aforesaid address.
Notwithstanding the provisions of the first sentence of this Section 2.4(a), if the Borrower gives the Agent notice of a Borrowing consisting of Reference
Rate Loans or Base Rate Loans not later than 8:30 a.m., Los Angeles time, on the day of the proposed
Borrowing, the Agent and the Banks will use their best efforts (but shall not be obligated) to make such Loans available on the day on which such notice is given; provided, however, that the Agent and the Banks shall no longer be required to use their best efforts as described in this sentence if the Agent, at its sole option exercisable at any time, gives the Borrower notice of the same."

		(f)	Section 2.6(a) of the Credit Agreement is
amended in full to read as follows:

		"(a)	The Borrower shall pay interest on the
unpaid principal amount of each Loan made by each Bank, from the date of such Loan until such principal amount has been paid in full, (i) during such periods as such Loan is a Reference Rate Loan, at a rate per annum equal at all times to the sum of the Reference
Rate in effect from time to time plus 0.5% per annum, payable monthly in arrears on the last Business Day of each calendar month during such periods and on the Commitment Termination Date, (ii) during such periods as such Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such Loan to the sum of the LIBOR Rate for such Interest Period for such Loan plus 1.75% per annum, payable on the last day of such Interest Period, and
(iii) during such periods as such Loan is a Base Rate
Loan, at a rate per annum equal at all times during each Interest Period for such Loan to the sum of the Base Rate for such Interest Period for such Loan plus
1.75% per annum, payable on the last day of such Interest Period."

		(g)	Section 2.6(d) of the Credit Agreement is
amended in full to read as follows:

		"(d) If the Borrower fails to select the duration of any Interest Period for any LIBOR Loans or Base Rate Loans in accordance with the provisions contained in the definition of 'Interest Period' in
Section 1.1, the Agent will forthwith so notify the Borrower and the Banks, and such Loans shall automatically, on the last day of the then existing
Interest Period therefor, Convert into Reference Rate
Loans."

		(h)	Section 2.7(a) of the Credit Agreement is
amended in full to read as follows:

		"(a) The Borrower may on any Business Day, in the case of Reference Rate Loans or Base Rate Loans upon prior written notice not later than 9:00 a.m., Los Angeles time, on the day of any prepayment of such Loans, and in the case of LIBOR Loans upon at least three (3) Business Days' prior written notice, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Loans making up a Borrowing in whole or ratably in part, together, in the case of LIBOR Loans or Base Rate Loans, with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that any prepayment of LIBOR Loans or Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Loans; and provided further, however, that each partial prepayment shall be in the aggregate principal amount of one hundred thousand dollars ($100,000) or an integral multiple thereof."

		(i)	Section 2.8 of the Credit Agreement is amended
in full to read as follows:

		"Section 2.8  Voluntary Conversion of Loans.
The Borrower may on any Business Day, upon prior written notice (signed by an Authorized Officer) given to the Agent (a) with respect to any Conversion to Reference Rate Loans or Base Rate Loans, not later than 11:00 a.m., Los Angeles time, on the Business
Day immediately preceding the date of the proposed
Conversion and (b) with respect to any Conversion to LIBOR Loans, not later than 11:00 a.m., Los Angeles time, on the third Business Day before the date of the proposed Conversion, subject to the provisions of Sections 3.2 and 3.3, Convert all the Loans of one
Type making up the same Borrowing into Loans of the other Type; provided, however, that any Conversion of LIBOR Loans or Base Rate Loans into Loans of another
Type shall be made on, and only on, the last day of an Interest Period for such LIBOR Loans or Base Rate
Loans. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted and (iii) if such Conversion is into LIBOR
Loans or Base Rate Loans, the duration of the Interest Period for such Loans. Each such notice of a Conversion shall be irrevocable and binding on the Borrower. The Agent shall give each Bank prompt notice by telecopier of each such notice of a Conversion."

		(j)	Section 3.6 of the Credit Agreement is amended
by adding the words "or Base Rate Loan" after the words "LIBOR
Loan."

		(k)	Section 6.1 of the Credit Agreement is amended
by deleting the word "and" at the end of clause (d), redesignating clause (e) as clause (g), and adding the following new clauses (e) and (f) after clause (d):

		"(e) not later than June 30 of each year, reports prepared internally by the Borrower for the purpose of updating, as of not earlier than the previous March 31, each of (i) the environmental report prepared by ENSR Consulting and Engineering
("ENSR") in August of 1991 (as thereafter updated) and (ii) the refinery review and engineering report prepared by Wright, Killen & Co. ("Wright Killen") in
September of 1991 (as thereafter updated), in each case addressed to the Agent and in form and scope reasonably satisfactory to the Agent;

		"(f) within 90 days after any request therefor by the Majority Banks (but not more often than annually), report(s) updating either or both of the reports referred to in Sections 6.1(e)(i) and (ii), in each case (i) prepared by ENSR or Wright Killen, as applicable, or by another independent company or companies acceptable to the Agent, (ii) addressed to the Agent and (iii) in form and scope reasonably satisfactory to the Agent; and."

		(l)	Section 6.6 of the Credit Agreement is amended
in full to read as follows:

		"Section 6.6  Cleanup Period.   The Borrower
will not permit any calendar year to pass without there being a period of at least five (5) consecutive
Business Days in such calendar year during which the Borrower either (a) has no Loans outstanding or
(b) to the extent any Loans are outstanding during such period, maintains an amount equal to the aggregate principal amount of such Loans in the 'Control Account' (as defined in the Account Pledge
Agreement)."

		(m)	Section 9.4 of the Credit Agreement is amended
by deleting the reference to "Sections 4.1(a)(ix) and (x)" and substituting "Sections 6.1(e) and (f)."

	Section 2. Conditions to Effectiveness. This Amendment shall become effective as of the date first set forth above when the Agent has received a renewal fee of $100,000 for the account of the Banks and all of the following documents, each dated on or before the date hereof, in form and substance satisfactory to the Agent and in the number of originals requested by the Agent:

		(a)	this Amendment, duly executed by the Borrower
and the Banks;

		(b)	an amendment to the FOC Guaranty and the other
Credit Documents, excluding the Credit Agreement (said amendment herein called the "General Amendment"), for the purpose, among others, of changing references therein in accordance with
Section 1(e) above, duly executed by the Borrower, the Affiliates and the Banks;

	    	(c)	a consent to this Amendment, duly executed by
the Affiliates;

	   	(d)	copies of the resolutions of the Board of
Directors of the Borrower approving this Amendment and any documents delivered by the Borrower pursuant hereto, certified by the Secretary or an Assistant Secretary of the Borrower to be correct and complete and in full force and effect as of the date of execution, and as of the effective date, of this Amendment;

	    	(e)	a certificate of the Secretary or an Assistant
Secretary of the Borrower as to the incumbency, and setting forth a specimen signature, of each of the persons who has signed this Amendment or any document delivered by the Borrower pursuant hereto;

	   	(f)	a certificate of the Borrower, signed on behalf
of the Borrower by its President or a Vice President and its Secretary or any Assistant Secretary, certifying as to (i) the absence of any amendments to the charter documents or bylaws of the Borrower on or after June 30, 1997, (ii) the truthfulness in all material respects of the representations and warranties contained in the Credit Documents as though made on and as of the effective date of this Amendment and (iii) the absence of any event occurring and continuing, or resulting from the effectiveness of this Amendment, that constitutes a Default or an Event of Default; and

	  	(g)	such other approvals, opinions, evidence and
documents as the Agent may reasonably request.

	Section 3.  Representations and Warranties of Borrower.
The Borrower represents and warrants as follows:

		(a)	 The Borrower is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware.

		(b)	The execution, delivery and performance by the
Borrower of this Amendment, the General Amendment and the Credit
Documents, as amended hereby and thereby, to which it is or is to be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's charter documents or bylaws,
(ii) contravene any Governmental Rule or contractual restriction binding on or affecting the Borrower or (iii) result in or require the creation or imposition of any Lien or preferential arrangement of any nature (other than any created by the Credit
Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

		(c)	No Governmental Action is required for the due
execution, delivery or performance by the Borrower of this Amendment, the General Amendment or any of the Credit Documents, as amended hereby or thereby, to which the Borrower is or is to be a party.

		(d)	This Amendment, the General Amendment and each
of the Credit Documents, as amended hereby and thereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

		(e)	The Security Agreement, the Account Pledge
Agreement, the Note Pledge Agreement and the Stock Pledge Agreement constitute valid and perfected first-priority Liens on the Collateral covered thereby, enforceable against all third parties in all jurisdictions, and secure the payment of all obligations of the Borrower or FOC, as applicable, under the Credit Documents, as amended hereby and by the General
Amendment; and the execution, delivery and performance of this Amendment and the General Amendment do not adversely affect the Lien of the Security Agreement, the Account Pledge Agreement, the Note Pledge Agreement or the Stock Pledge Agreement.

		(f)	The consolidated balance sheet of FOC and its
Subsidiaries as of December 31, 1997 and the related consolidated statements of income, retained earnings and cash flows of FOC and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen & Co., independent public accountants, and the report as of April 30, 1998 referred to in
Section 7.1(j)(i) of the FOC Guaranty, certified by the chief financial officer or chief accounting officer of FOC, fairly present the consolidated financial condition of FOC and its Subsidiaries as of such dates and the consolidated results of the operations of FOC and its Subsidiaries for the fiscal periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis.
Since April 30, 1998 there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of FOC or any of its Subsidiaries. FOC and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.

		(g)	There is no pending or, to the knowledge of the
Borrower, threatened action or proceeding affecting FOC or any its Subsidiaries before any Governmental Person or arbitrator that may materially and adversely affect the financial condition or operations of FOC or any of its Subsidiaries or that purports to affect the legality, validity or enforceability of this Amendment, the General Amendment or any of the Credit Documents, as amended hereby or thereby.

	Section 4.  Reference to and Effect on Credit Documents.

		(a)	On and after the effective date of this
Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or any other expression of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement," "thereunder," "thereof," "therein" or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

		(b)	Except as specifically amended hereby or by the
General Amendment, the Credit Agreement and the other Credit
Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement, the Account Pledge Agreement, the Note Pledge Agreement and the Stock Pledge Agreement, and all of the Collateral described therein, do and shall continue to secure the payment of all obligations of the Borrower or FOC, as applicable, under the Credit Documents, as amended hereby and by the General Amendment.

		(c)	The execution, delivery and effectiveness of
this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

	Section 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be deliv-ered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibil-ities hereunder and thereunder.

	Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

	Section 7.  Governing Law.  THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED
IN THE STATE OF CALIFORNIA.


					FRONTIER OIL AND REFINING COMPANY



					By: _________________________
						Jon D. Galvin
						Vice President and Chief
						  Financial Officer




					UNION BANK OF CALIFORNIA, N.A.,
					  as Agent and as a Bank



					By: _________________________
						Walter M. Roth
						Vice President



					BANQUE PARIBAS



					By: _________________________
					Name: _______________________
					Title: ______________________


					By: _________________________
					Name: _______________________
					Title: ______________________



					DEN NORSKE BANK AS



					By: _________________________
					Name: _______________________
					Title: ______________________


					By: _________________________
					Name: _______________________
					Title: ______________________